Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-82453 of Roberts Realty Investors, Inc. on Form S-3 of our report dated March 16, 2006 appearing in this Annual Report on Form 10-K of Roberts Realty Investors, Inc. for the year ended December 31, 2005.
/s/ Reznick Group, P.C.
Atlanta, Georgia
March 16, 2006